UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 12, 2024

BLUE LINE PROTECTION GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52942	20-5543728
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

5765 Logan Street

Denver, CO 80216

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (800) 844-5576

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 8.01.	Other Events

On November 12, 2024 the Company paid in full all amounts due to Hypur Ventures, L.P. As a result of the payment to Hypur Ventures, the Company’s total liabilities at September 30, 2024 were reduced by approximately $535,000 or 17%.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2024.

BLUE LINE PROTECTION GROUP, INC.

By:	/s/Daniel Allen
Daniel Allen, CEO

3